AMENDMENT NO. 2
                                    TO
                        CHANGE OF CONTROL AGREEMENT

     This Amendment No. 2 to Change of Control Agreement is made as of the 25th day of July, 2000, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and William E. Rowe (the "Employee").

                           W I T N E S S E T H:

     WHEREAS, the Company has entered into a Change of Control Agreement with the Employee dated as of December 5, 1995, as amended by Amendment No. 1 to Change of Control Agreement dated November 1, 1998 (as amended, the "Change of Control Agreement");

     WHEREAS, the Employee has agreed to serve as the Company's President and Chief Executive Officer; and

     WHEREAS, the Company and the Employee have agreed to a change in the Employee's bonus, as set forth herein.

     NOW THEREFORE, the Company and the Employee agree as follows:

     SECTION 1. Except as expressly amended herein, all of the terms and provisions of the Change of Control Agreement shall remain in full force and effect.

     SECTION 2. Article I, Section 1.1 of the Change of Control Agreement is hereby amended to read in its entirety as follows:

          1.1 EMPLOYMENT AGREEMENT. After a Change of Control (defined below), this Agreement supersedes the Employment Agreement dated as of August 1, 1995, as amended by Amendment No. 1 dated as of October 31, 1998 and Amendment No. 2 dated as of July 25, 2000, between Employee and the Company (as amended, the "Employment Agreement") except to the extent that certain provisions of the Employment Agreement are expressly incorporated by reference herein. After a Change of Control (defined below), the definitions in this Agreement supersede definitions in the Employment Agreement, but capitalized terms not defined in this Agreement have the meanings given to them in the Employment Agreement.

     SECTION 3. Article III, Section 3.2 of the Change of Control Agreement is hereby amended to read in its entirety as follows:


          3.2 NOTICES. All notices hereunder must be in writing and shall be deemed to have given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

          If to the Company, to:

          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, Louisiana  70005
          Attn:  Chairman of the Board

          If to the Employee, to:

          William E. Rowe
          113 Sycamore Drive
          Metairie, Louisiana  70005

     or such other address as to which any party hereto may have notified the other in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

                                   STEWART ENTERPRISES, INC.


                                   By: /S/ JAMES W. MCFARLAND
                                      ----------------------------
                                        James W. McFarland
                                        Compensation Committee Chairman

                                   EMPLOYEE:


                                       /S/ WILLLIAM E. ROWE
                                      ----------------------------
                                           William E. Rowe